UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

BANTA CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 6, 2006

Contact:	Mark Fleming, director of investor relations, 920-751-7713 Geoff Hibner, chief financial officer, 920-751-7155

BANTA CORPORATION ANNOUNCES DIVIDEND

        MENASHA, WI . . . Directors of Banta Corporation (NYSE: BN) have declared a regular quarterly dividend of 18 cents per common share payable Feb. 1, 2007, to shareholders of record Jan. 24, 2007. In the event that the previously announced business combination involving Banta Corporation and R.R. Donnelley & Sons Company (NYSE: RRD) is completed prior to the record date for the dividend, the public shareholders of Banta will not receive the dividend.

        The business combination of Banta Corporation and R.R. Donnelley & Sons Company is subject to shareholder and regulatory approvals. On Dec. 6, 2006, proxy materials were mailed to shareholders of record Dec. 4, 2006. The special shareholder meeting to approve the merger is scheduled for Jan. 9, 2007.

        Banta Corporation is a technology and market leader in printing and supply-chain management services. Our integrated approach provides a comprehensive combination of printing, binding and digital imaging solutions to leading publishers and direct marketers. We excel at helping customers find unique solutions to the complex challenges of getting their products and communications to market. We focus on five printing services markets: books, special-interest magazines, catalogs, direct marketing and literature management. Banta’s global supply-chain management business provides a wide range of outsourcing capabilities to some of the world’s largest companies. Services range from materials sourcing, product configuration and customized kitting, to order fulfillment and global distribution.

On December 6, 2006, Banta Corporation filed with the SEC a definitive proxy statement in connection with the special meeting of Banta’s shareholders relating to the proposed business combination involving Banta Corporation and R.R. Donnelley & Sons Company. We urge you to read the definitive proxy statement, which we are mailing to our shareholders beginning on December 6, 2006, because it contains important information. You may obtain a free copy of the proxy statement and other documents we file with the SEC at the SEC’s Internet Web site at www.sec.gov or by sending a written request to Ronald D. Kneezel, the Secretary of Banta Corporation, at our headquarters or by calling him at (920) 751-7777. Detailed information regarding the identity and interests of individuals who may be deemed participants in the solicitation of proxies relating to these meetings is available in the proxy statement.

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